DEWEY BALLANTINE LLP
1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6092
TEL 212 259-8000 FAX 212 259-6333
EXHIBIT 5.1
May 30, 2006
Ford Credit Floorplan Corporation
c/o Ford Credit SPE Management Office
One American Road
Dearborn, Michigan 48126
Ford Credit Floorplan LLC
c/o Ford Credit SPE Management Office
One American Road
Dearborn, Michigan 48126
     Re: Registration Statement on Form S-3 File Nos. 333-132560 and 333-132560-01
Ladies and Gentlemen:
          We have acted as counsel to Ford Credit Floorplan Corporation, a Delaware corporation (“FCF Corp.”), and Ford Credit Floorplan LLC, a Delaware limited liability company (together with FCF Corp., the “Registrants”), in connection with the above-referenced Registration Statement (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the Asset Backed Notes (the “Notes”) and with the authorization and issuance from time to time in one or more series (each, a “Series”) of Notes. As set forth in the Registration Statement, each Series of Notes will be issued under and pursuant to an indenture (the “Indenture”) to be entered into between the indenture trustee designated therein (the “Indenture Trustee”) and one of various trusts (each, a “Trust”) to be formed pursuant to the related trust agreement (the “Trust Agreement”) to be entered into by the applicable Registrant or Registrants, as the case may be, and the owner trustee designated therein (the “Owner Trustee”), as such Indenture may be amended, supplemented or otherwise modified by an indenture supplement (the “Indenture Supplement”) to be entered into between such Trust and the Indenture Trustee (the Indenture, the Indenture Supplement and the Trust Agreement being referred to herein as the “Agreements”).
          We have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Registrants and such other instruments of the Registrants and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.
NEW YORK WASHINGTON, D.C. LOS ANGELES EAST PALO ALTO HOUSTON AUSTIN
LONDON WARSAW FRANKFURT MILAN ROME BEIJING

Ford Credit Floorplan Corporation
Ford Credit Floorplan LLC
May 30, 2006

          The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.
          We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the General Corporation Law of the State of Delaware. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.
          Based upon the foregoing, we are of the opinion that:
          (1) When an Indenture and, if applicable, an Indenture Supplement in respect of a Series of Notes have been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such Series, such Indenture and, if applicable, such Indenture Supplement will be valid and legally binding obligations of the applicable Registrant or Registrants; and
          (2) When an Indenture and, if applicable, an Indenture Supplement for a Series of Notes have been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such Series, and when the Notes of such Series have been duly executed and authenticated in accordance with the provisions of such Indenture and, if applicable, such Indenture Supplement and issued and sold as contemplated in the Registration Statement and prospectus, as amended or supplemented, and delivered pursuant to Section 5 of the Act in connection therewith, such Notes will be legally and validly issued, binding obligations of the Trust, fully paid and nonassessable, and the holders of such Notes will be entitled to the benefits of such Indenture and, if applicable, such Indenture Supplement.
          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to references to this firm as counsel to the Registrants under the heading “Legal Opinions” in the Registration Statement and the related prospectus.
Very truly yours,
/s/ DEWEY BALLANTINE LLP